Exhibit 4.2.8
                                    AMENDMENT
                           DATED AS OF JANUARY 1, 1998
                                       TO
                          CREDIT AND SECURITY AGREEMENT
                          DATED AS OF NOVEMBER 30, 1992


         Reference is hereby made to that certain Credit and Security Agreement ("Credit Agreement") dated as of November 30, 1992 among Principal Mutual Life Insurance Company, Aetna Life Insurance Company, The Northwestern Mutual Life Insurance Company, Chemical Bank, Seattle-First National Bank and Bank of America Oregon, and WTD Industries, Inc. and its Affiliates and the Term Notes issued by the Borrowers in connection with the Credit Agreement. Capitalized terms used herein shall have the same meaning ascribed thereto in the Credit Agreement.

         The Term Notes currently are held by the following entities in the proportions set forth herein:

         Principal Mutual Life
           Insurance Company                         57.111632%

         The Northwestern Mutual Life
           Insurance Company                         20.450484%

         Foothill Group, Inc.                        13.532675%

         Oppenheimer & Co., Inc.                      6.911127%

         Fixed Plus Partners, beneficial owner
           of Note registered in the name of
           Bear Stearns Securities Corp.              1.994082%

         The Credit Agreement is hereby modified as follows:

         1. Credit Agreement Section 6.01.C is hereby restated to read as follows:

                  C. Collateral Coverage Ratio. Maintain a ratio of Borrower's Current Collateral to the outstanding balance of the Term Loan (the "Collateral Ratio"), not less than the Collateral Ratio set forth below, at all times during the periods set forth below:

                           Period                            Collateral Ratio

                  Effective Date through 4/30/95              0.55 (55%)
                  5/1/95 through 12/31/95                     0.60 (60%)
                  1/1/96 through 2/29/96                      0.54 (54%)
                  3/1/96 through 3/31/96                      0.55 (55%)
                  4/1/96 through 6/30/96                      0.56 (56%)
                  7/1/96 through 12/31/97                     0.60 (60%)
                  1/1/98 through 7/31/98                      0.57 (57%)
                  8/1/98 through 1/31/99                      0.60 (60%)
                  2/1/99 and beyond                           0.65 (65%)

                  As used herein, "Current Collateral" means for Borrowers, on a consolidated  basis,  all in accordance with GAAP, (i) all Current Assets,  less
(ii) the sum of (x) Borrower's current assets which are classified on Borrowers' consolidated balance sheet as "prepaid expenses", excluding the amount of interest prepaid on the Term Notes, and otherwise included in prepaid expenses,
(y)  Borrowers'   current   liabilities   which  are  classified  on  Borrowers'
consolidated balance sheet as "accounts payable", and (z) all of Borrowers' current liabilities which are classified on Borrowers' consolidated balance sheet as "timber contracts payable."

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
2. Credit Agreement Section 6.01.G is hereby restated to read as follows:

                  G. Minimum Cumulative Adjusted EBITDA. Maintain a minimum EBITDA (calculated from and including the first day of the first calendar month following the Effective Date) minus (a) actual Capital Expenditures, minus (b) Timber and Timberlands Expenditures Non-Current, of not less than the respective amount set forth below, at all times during the periods set forth below:

                           Period                            Millions of Dollars

                  Effective Date through 4/30/93                       0
                  5/1/93 through 7/31/93                               2
                  8/1/93 through 1/31/94                               5
                  2/1/94 through 7/31/94                              10
                  8/1/94 through 12/31/95                             20
                  1/1/96 through 6/30/96                              19
                  7/1/96 through 12/31/96                             22.5
                  1/1/97 through 6/30/97                              25
                  7/1/97 through 7/31/98                              27.5
                  8/1/98 through 10/31/98                             32.5
                  11/1/98 through 4/30/99                             40
                  5/1/99 through 4/30/00                              52.5
                  5/1/00 and beyond                                   67.5


         3. Credit Agreement Section 6.01.J is hereby restated to read as follows:

                  J. Minimum Working Capital. Maintain minimum working capital, at all times during the periods set forth below, calculated as Current Assets minus Current Liabilities; provided, for the purpose of computing Current Assets under this Section 6.01.J, the portion of Current Assets which consists of Timber and Timberlands Current or contract rights relating thereto shall be included only up to an amount equal to (x) on or before January 31, 1993, forty-five percent (45%) and (y) thereafter, forty percent (40%), of the amount of Borrowers' overall Current Assets determined in accordance with GAAP:

                  Period                                     Millions Of Dollars

         Effective Date through 12/31/95                              25
         1/1/96 through 6/30/96                                       19
         7/1/96 through 6/30/97                                       22.5
         7/1/97 through 9/30/97                                       25
         10/1/97 through 12/31/97                                     21.5
         1/1/98 through 10/31/98                                      17.5
         11/1/98 and beyond                                           20

         4. Credit Agreement Section 6.01.K is hereby restated to read as follows:

                  K. Minimum Operating Income. In no fiscal quarter of Borrowers, incur an operating loss in excess of Three Million Dollars ($3,000,000), calculated as EBIT, except that with respect to Borrowers' fiscal quarter ending January 31, 1998, said operating loss shall not exceed Three Million Five Hundred Thousand Dollars ($3,500,000), calculated as EBIT.





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
         5. Credit Agreement Section 6.02.A is hereby restated to read as follows:

                  A. Capital Expenditures. Make Capital Expenditures and Timber and Timberlands Expenditures Non-Current in an aggregate amount in excess of Eight Million Dollars ($8,000,000) per fiscal year of Borrowers, except that for Borrowers' fiscal year ending April 30, 1998 said expenditures shall not exceed Eight Million Five Hundred Thousand Dollars ($8,500,000).

         6. In all other respects, the Credit Agreement shall remain unchanged and in full force and effect.

EFFECTIVE DATE:   January 1, 1998

PRINCIPAL MUTUAL LIFE                          THE NORTHWESTERN MUTUAL LIFE
INSURANCE COMPANY                              INSURANCE COMPANY


By:                                            By:
   ------------------------------                -------------------------------
Its:                                           Its:
   ------------------------------                -------------------------------
                                               (pro rata interest: 20.450484%)
By:
   ------------------------------
Its:
   ------------------------------              FOOTHILL GROUP, INC.
(pro rata interest: 57.111632%)

                                               By:
                                                 -------------------------------
OPPENHEIMER & CO., INC.                        Its:
                                                 -------------------------------
                                               (pro rata interest: 13.532675%)
By:
   ------------------------------
Its:
   ------------------------------              WTD INDUSTRIES, INC.
(pro rata interest:  6.911127%)

                                               By:
                                                 -------------------------------
FIXED PLUS PARTNERS, Beneficial                Its:
Owner of Note Registered in the Name             -------------------------------
of Bear Stearns Securities Corp.


By:
   ------------------------------
Its:
   ------------------------------
(pro rata interest: 1.994082%)






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